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                                                 [MAYER, BROWN, ROWE & MAW LOGO]

                                                 1675 Broadway
                                                 New York, New York 10019-5820

                                                 Main Tel (212) 506-2500
                                                 Main Fax (212) 262-1910
                                                 www.mayerbrownrowe.com


February 25, 2002




Morgan Stanley S&P 500 Index Fund
Harborside Financial Center, Plaza Two
Jersey City, New Jersey 07311

Ladies and Gentlemen:

         This opinion is being furnished to Morgan Stanley S&P 500 Index Fund, a Massachusetts business trust (the "Trust"), in connection with the Registration Statement on Form N-14 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), to be filed by the Trust in connection with the acquisition by the Trust of substantially all of the assets of Morgan Stanley S&P 500 Select Fund ("500 Select"), in exchange for shares of beneficial interest of the Trust (the "Shares"), and the assumption by the Trust of certain stated liabilities of 500 Select pursuant to an Agreement and Plan of Reorganization dated as of January 24, 2002 between the Trust and 500 Select (the "Reorganization Agreement"). We have examined such statutes, regulations, corporate records and other documents and reviewed such questions of law as we deemed necessary or appropriate for the purposes of this opinion.

         As to matters of Pennsylvania law contained in this opinion, we have relied upon the opinion of Nutter, McClennen & Fish, LLP, dated February 25, 2002.

         Based upon the foregoing, we are of the opinion that the Trust Shares when issued, as described in the Reorganization Agreement, will be duly and validly authorized and, assuming receipt of the consideration to be paid therefor, upon delivery as provided in the Reorganization Agreement, will be legally issued, fully paid and non-assessable (except for the potential liability of shareholders described in the Trust's Statement of Additional Information dated October 31, 2001 under the caption "Capital Stock And Other Securities").

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus forming a part of the Registration Statement. We do not thereby admit that we are within the category of persons whose consent is







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 INDEPENDENT MEXICO CITY CORRESPONDENT: Jauregui, Navarrete, Nadar y Rojas, S.C.



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MAYER, BROWN, ROWE & MAW
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required under Section 7 of the 1933 Act or the rules and regulations of the
Securities and Exchange Commission thereunder.


                               Very truly yours,



                               /s/ Mayer, Brown, Rowe & Maw